As filed with the Securities and Exchange Commission on February 28, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2056195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2225 Lawson Lane
Santa Clara, CA 95054
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan
2012 Employee Stock Purchase Plan
(Full title of the plans)
______________________

Frank Slootman
President and Chief Executive Officer
ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, CA 95054
(Name and address of agent for service)
(408) 501-8550
(Telephone number, including area code, of agent for service)
______________________

Please send copies of all communications to:

Robert A. Freedman, Esq. Dawn H. Belt, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Robert Specker, Esq. General Counsel ServiceNow, Inc. 2225 Lawson Lane Santa Clara, CA 95054 (669) 262-3147
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	8,371,539 (2)	$88.77 (3)	$743,141,517.03 (3)	$86,130.10 (3)
Common Stock, $0.001 par value per share	1,674,308 (4)	$75.45 (5)	$126,326,538.60 (5)	$14,641.25 (5)
TOTAL	10,045,847	N/A	$869,468,055.63	$100,771.35

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents shares reserved for issuance under the 2012 Equity Incentive Plan as of the date of this Registration Statement.

(3)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 27, 2017.

(4)	Represents shares reserved for issuance under the 2012 Employee Stock Purchase Plan as of the date of this Registration Statement.

(5)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 27, 2017. In the case of the 2012 Employee Stock Purchase Plan, this price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2012 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, ServiceNow, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register 8,371,539 additional shares of Common Stock under the Registrant’s 2012 Equity Incentive Plan and 1,674,308 additional shares of Common Stock under the Registrant’s 2012 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2012 (Registration No. 333-182445), the Form S-8 filed with the Commission on May 8, 2013 (Registration No. 333-188462), the Form S-8 filed with the Commission on February 28, 2014 (Registration No. 333-194210), the Form S-8 filed with the Commission on February 27, 2015 (Registration No. 333-202331) and the Form S-8 filed with the Commission on February 29, 2016 (Registration No. 333-209785). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
the Registrant’s Annual Report on Form 10-K (Registration No. 001-35580) for the fiscal year ended December 31, 2016 filed with the Commission on February 28, 2017 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35580) filed with the Commission on June 19, 2012 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35580	3.1	8/10/2012
4.2	Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35580	3.1	12/10/2014
4.3	Form of Common Stock Certificate.	S-1/A	333-180486	4.1	6/19/2012
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2012 Equity Incentive Plan	S-1/A	333-180486	10.3	6/19/2012
99.2	2012 Employee Stock Purchase Plan	10-K	001-35580	10.4	3/8/2013
99.3	Form of Stock Option Award Agreement and Restricted Stock Unit Award Agreement under 2012 Equity Incentive Plan.	10-K	001-35580	10.4	2/25/2016
99.4	Form of Subscription Agreement Under 2012 Employee Stock Purchase Plan.	10-K	001-35580	10.6	2/25/2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 28 day of February, 2017.

ServiceNow, Inc.

By: /s/ Frank Slootman
Frank Slootman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Slootman and Michael P. Scarpelli, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substation, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank Slootman Frank Slootman	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	February 28, 2017
/s/ Michael P. Scarpelli Michael P. Scarpelli	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017
/s/ Susan L. Bostrom Susan L. Bostrom	Director	February 28, 2017
/s/ Jonathan C. Chadwick Jonathan C. Chadwick	Director	February 28, 2017
/s/ Paul E. Chamberlain Paul E. Chamberlain	Director	February 28, 2017
/s/ Ronald E.F. Codd Ronald E.F. Codd	Director	February 28, 2017
/s/ Charles Giancarlo Charles Giancarlo	Director	February 28, 2017
/s/ Frederic B. Luddy Frederic B. Luddy	Director	February 28, 2017
/s/ Jeffrey A. Miller Jeffrey A. Miller	Director	February 28, 2017
/s/ Anita M. Sands Anita M. Sands	Director	February 28, 2017
/s/ William L. Strauss William L. Strauss	Director	February 28, 2017

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-35580	3.1	8/10/2012
4.2	Restated Bylaws of the Registrant, as currently in effect.	8-K	001-35580	3.1	12/10/2014
4.3	Form of Common Stock Certificate.	S-1/A	333-180486	4.1	6/19/2012
5.1	Opinion and Consent of Fenwick & West LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2012 Equity Incentive Plan	S-1/A	333-180486	10.3	6/19/2012
99.2	2012 Employee Stock Purchase Plan	10-K	001-35580	10.4	3/8/2013
99.3	Form of Stock Option Award Agreement and Restricted Stock Unit Award Agreement under 2012 Equity Incentive Plan.	10-K	001-35580	10.4	2/25/2016
99.4	Form of Subscription Agreement Under 2012 Employee Stock Purchase Plan.	10-K	001-35580	10.6	2/25/2016